Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225457

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor do they seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus Dated July 5, 2018)

                    Shares

Common Stock

We are offering            of shares of our common stock and the selling stockholder named in this prospectus supplement is offering            of shares of our common stock. We will not receive any proceeds from the sale of shares to be offered by the selling stockholder. Our common stock is listed on The NASDAQ Capital Market under the symbol “SAUC.” On July 18, 2018, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.17 per share.

As of June 27, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $17,426,554, based on 13,721,696 shares of outstanding common stock held by non-affiliates, at a price of $1.27 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on June 27, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our common stock involves risks. For a discussion of certain risks that should be carefully considered by prospective investors, see “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)	We refer you to the section entitled “Underwriting” of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase from us           additional shares of our common stock on the same terms and conditions set forth above to cover overallotments, if any.

The underwriter expects to deliver the shares against payment on or about           , 2018, subject to customary closing conditions.

Dougherty & Company

The date of this prospectus supplement is           , 2018.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
Prospectus supplement summary	S-1
RISK FACTORS	S-4
Cautionary Statements REGARDING FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-8
Price range of OUR COMMON STOCK	S-9
DIVIDEND POLICY	S-10
DILUTION	S-11
CAPITALIZATION	S-12
SELLING STOCKHOLDER	S-13
UNDERWRITING	S-14
LEGAL MATTERS	S-18
EXPERTS	S-18
WHERE YOU CAN FIND MORE INFORMATION	S-19
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-19

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
OUR COMPANY	3
RISK FACTORS	4
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	5
SELLING STOCKHOLDER	7
SUBSIDIARY GUARANTORS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF RIGHTS	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	18
EXPERTS	18

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities Exchange Commission (the “SEC”) on Form S-3 (File No. 333-225457) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us and the selling stockholder, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering of securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, the terms “DRH,” “we,” “our,” “ours” and “us” refer to Diversified Restaurant Holdings, Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we provide you. We and the selling stockholder have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholder are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we or the selling stockholder provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information.” The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States (“U.S.”) who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the U.S. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock.

S-ii

Prospectus supplement summary

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that they incorporate by reference. You should pay special attention to the “Risk Factors” section of this prospectus supplement and our financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus, as well the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Our Company

DRH is a restaurant company operating a single concept, Buffalo Wild Wings® Grill & Bar (“BWW”). As one of the largest franchisees of BWW, we provide a unique guest experience in a casual and inviting environment. We were incorporated in 2006 and are headquartered in the Detroit metropolitan area. We have 65 restaurants in Florida, Illinois, Indiana, Michigan and Missouri.

DRH and its wholly-owned subsidiaries (collectively, the “Company”), AMC Group, Inc., AMC Wings, Inc., and AMC Real Estate, Inc. own and operate BWW restaurants. Our BWW restaurants are located in Michigan, Florida, Missouri, Illinois, and Indiana and include the nation’s largest BWW, based on square footage, in downtown Detroit, Michigan.

DRH is continually recognized as a leading franchisee in the BWW system. In 2014 our Chief Operating Officer received the Founders’ Award, and in both 2014 and 2015 we were recognized as Franchisee of the Year. In 2015, three of our restaurants were awarded for sales performance and, in 2016, four of the Company’s restaurants were recognized as Blazin’ 25 restaurants, which rewards the top performing 25 franchise restaurants in the system. Also in 2016, our Chief Operating Officer was awarded the Franchise Advisory Council Excellence Award.

Our headquarters are located at 27680 Franklin Road, Southfield, Michigan 48034. Our telephone number is (833) 374-7282. We can also be found on the Internet at www.diversifiedrestaurantholdings.com. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

Recent Developments

We are in the process of finalizing our results for the three and six-month periods ended July 1, 2018. The following table summarizes certain unaudited and preliminary financial information for the three and six-month periods ended July 1, 2018, compared to financial information for three and six-month periods ended June 25, 2017.

	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)
	July 1, 2018	June 25, 2017	July 1, 2018	June 25, 2017
Same-Store Sales %	-6.4%	-3.7%	-7.5%	-2.0%

Net Sales	$37,039,073	$39,934,602	$76,572,030	$84,272,566

Net Loss	$(1,294,875)	$(409,090)	$(1,103,044)	$422,030

EBITDA	$3,402,423	$4,256,819	$8,078,584	$10,278,763
+ Pre-opening costs	—	294,473	—	325,843
+ Non-recurring expenses (Restaurant-level)	—	—	—	14,300
+ Non-recurring expenses (Corporate-level)	270,693	71,457	698,218	161,554
Adjusted EBITDA	$3,673,116	$4,622,749	$8,776,802	$10,780,460
Adjusted EBITDA margin (%)	9.9%	11.6%	11.5%	12.8%
+ General and administrative	2,137,773	2,066,409	4,359,741	4,423,375
+ Non-recurring expenses (Corporate-level)	(270,693)	(71,457)	(698,218)	(161,554)
Restaurant–Level EBITDA	$5,540,196	$6,617,701	$12,438,325	$15,042,281
Restaurant–Level EBITDA margin (%)	15.0%	16.6%	16.2%	17.8%

This unaudited preliminary financial information for the three and six-month periods ended July 1, 2018 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, this data has been prepared solely on the basis of currently available information by, and are the responsibility of, management. This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Restaurant-Level EBITDA represents net income (loss) plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses related to acquisitions, equity offerings or other non-recurring expenses. Adjusted EBITDA represents net income (loss) plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.

Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Diversified Restaurant Holdings, Inc.

Common stock offered by us	shares of common stock.

Common stock offered by the selling stockholder(1)	shares of common stock.

Option to purchase additional shares of common stock

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase from us           additional shares of our common stock on the same terms and conditions set forth above to cover overallotments, if any.

Common stock to be outstanding immediately after this offering(2)	shares of common stock (or shares if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds

We intend to use the expected net proceeds from this offering of approximately $         million, or approximately $          million if the underwriter exercises its option to purchase additional shares in full, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering, including the costs of the selling stockholder, for working capital and general corporate purposes, which may include repayment of debt. For more information about our use of proceeds from this offering, see “Use of Proceeds.”

We will not receive any proceeds from the common stock sold by the selling stockholder.

Risk factors

Before investing in our common stock you should carefully read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as all other information included in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus.

The NASDAQ Capital Market Symbol	SAUC

(1) For additional information, see the section entitled “Selling Stockholder.”

(2) The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 27,264,381 shares of common stock outstanding as of July 18, 2018. Such number of shares excludes:

●	180,000 shares of our common stock issuable upon exercise of outstanding stock options to purchase shares of our common stock at a weighted average exercise price of $2.50 per share; and
●	1,855,223 shares reserved for future grants under our Stock Incentive Plan of 2017.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section below entitled “Cautionary Statements Regarding Forward-Looking Statements” regarding forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe that these risks are the most important for you to consider, you should read this section, including any risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operation included in our periodic reports and incorporated by reference herein.

Risks Related to this Offering and Ownership of Our Common Stock

We have broad discretion to determine how to use the funds raised in this offering, and may not use them effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those proceeds. The failure by our management to apply these funds effectively could harm our business.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Our common stock is traded on The NASDAQ Capital Market and could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Purchasers will experience immediate and substantial dilution as a result of this offering.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $               per share, and our net tangible book value as of April 1, 2018, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $               per share, or $           per share if the underwriter exercises its overallotment option in full, with respect to the net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our stockholders may experience further dilution if we issue additional equity securities in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our shareholders may experience dilution in both the book value and fair value of their shares.

There may be future sales or other dilution of our equity which may adversely affect the market price of our common stock.

Except as described under the caption “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering shares           of common stock, and up to an additional           shares of common stock if the underwriter exercises its over-allotment option in full. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity-linked securities, including options and warrants, or otherwise, in connection with capital-raising transactions, will dilute the ownership interest of our common shareholders. As of July 18, 2018, we had 27,264,381 outstanding shares of common stock, which excludes the following: (i) 180,000 shares of common stock subject to outstanding options and (ii) 1,855,223 shares of common stock reserved for issuance under our Stock Incentive Plan of 2017. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We are not currently paying dividends and will likely continue not paying dividends for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our revenues and earnings, capital requirements, general financial condition and other factors that our board of directors deems relevant.

Our officers and directors own approximately 50.0% of our common stock and investors may not have any voice in our management, which could result in decisions adverse to our general stockholders.

As of July 18, 2018, our officers and directors, in the aggregate, beneficially own approximately or have the right to vote approximately 50.0% of our outstanding common shares (excluding exercisable vested options). As a result, these stockholders, acting together, have the ability to influence all matters submitted to our stockholders for approval including:

●	election of our board of directors;

●	removal of any members of our board of directors;

●	amendments to our Articles of Incorporation or Bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause our business to fail in which case you may lose your entire investment.

There is volatility in our stock price.

The market for our stock has, from time to time, experienced extreme price and volume fluctuations. Factors such as announcements of variations in our quarterly financial results and fluctuations in same-store sales could cause the market price of our stock to fluctuate significantly. In addition, the stock market in general, and the market prices for restaurant companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

The market price of our stock can be influenced by stockholders’ expectations about the ability of our business to grow and to achieve certain profitability targets. If our financial performance in a particular quarter does not meet the expectations of our stockholders, it may adversely affect their views concerning our growth potential and future financial performance.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

Cautionary Statements REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus include and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, contained or incorporated by reference into this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, financial position, future revenues and earnings, projected expenses, prospects and plans and objectives of management are forward-looking statements.  The words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar expressions and references to future periods, as they relate to us, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We are not able to predict all factors that may affect future results. We cannot assure you that any of our expectations will be realized.  Please see the discussion of risks and uncertainties under the heading “Risk Factors” of this prospectus supplement and the accompanying prospectus, and contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as filed with the SEC and which are incorporated by reference.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement and the accompanying prospectus and the other documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $          million, or approximately $           million if the underwriter exercises in full its option to purchase additional shares of common stock, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, including the costs of the selling stockholder.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include repayment of debt. However, our use of these proceeds may differ substantially from our current plans. Our existing credit facilities will mature on June 29, 2020. The interest rate for each of our loans is based upon either a LIBOR or base rate (generally Prime or Fed Funds) plus an applicable margin, which ranges from 2.25% to 3.5% for LIBOR loans and from 1.25% to 2.5% for base rate loans. To the extent that the net proceeds from this offering exceed $5.0 million, we may be required to use certain of such net proceeds to pay down outstanding borrowings under our existing credit facilities.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We will, however, bear the costs, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the selling stockholder.

Price range of OUR COMMON STOCK

Our common stock, par value $0.0001 per share, trades on The NASDAQ Capital Market under the symbol “SAUC.” The following table represents the range of high and low sale prices for our common stock. Such prices reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

		High	Low

2018	1st Quarter	$1.87	$1.33
	2nd Quarter	$1.36	$1.12
	3rd Quarter (as of July 18, 2018)	$1.26	$1.09

2017	1st Quarter	$2.38	$1.28
	2nd Quarter	$4.12	$2.11
	3rd Quarter	$2.84	$1.85
	4th Quarter	$2.22	$1.30

2016	1st Quarter	$2.65	$1.26
	2nd Quarter	$2.13	$1.18
	3rd Quarter	$1.90	$0.91
	4th Quarter	$1.69	$0.70

On July 18, 2018, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.17 per share. As of July 18, 2018, there were 375 stockholders of record of our common stock.

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and presently anticipate that all earnings, if any, will be retained for development of our business and debt reduction, and that no dividends on our shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on our common stock will ever be paid.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of April 1, 2018 was approximately $(74,606,900), or $(2.75) per share of our common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 1, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the issuance and sale by us of            shares of common stock in this offering at a public offering price of $          per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of April 1, 2018 would have been approximately $          , or approximately $          per share of our common stock. This represents an immediate increase in net tangible book value of $           per share to existing stockholders and immediate dilution in net tangible book value of $           per share to new investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of April 1, 2018		$(2.75)
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriter exercises its option to purchase additional shares of common stock from us in full in this offering, the as adjusted net tangible book value after the offering would be $           per share, the increase in net tangible book value per share to existing stockholders would be $           per share and the dilution per share to new investors would be $           per share, in each case based on the public offering price.

The above discussion and table are based on 27,136,514 shares of common stock outstanding as of April 1, 2018, which does not include:

●	180,000 shares of our common stock issuable upon exercise of outstanding stock options to purchase shares of our common stock at a weighted average exercise price of $2.50 per share; and
●	1,993,153 shares reserved for future grants under our Stock Incentive Plan of 2017.

To the extent any outstanding options set forth above are exercised or any restricted stock awards vest, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our consolidated cash and total capitalization as of April 1, 2018:

●	on an actual basis; and
●

on an as adjusted basis to give effect to this offering (assuming no exercise of the underwriter’s option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following data is qualified in its entirety by, and should be read in conjunction with, the information provided under the caption “Use of Proceeds” in this prospectus supplement, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended April 1, 2018 incorporated by reference in this prospectus supplement and our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of April 1, 2018 (unaudited)
	Actual	As Adjusted (1)
Cash and cash equivalents	$4,468,997
Total debt (including current portion)	$111,101,115
Stockholders’ Deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,136,514 issued and outstanding; and as adjusted issued and outstanding	$2,643
Additional paid-in capital	$21,986,499
Accumulated other comprehensive income	$425,134
Accumulated deficit	$(44,532,625)
Total stockholders’ deficit	$(22,118,349)
Total capitalization	$88,982,766

(1) Pending the use of the net proceeds from this offering for working capital and general corporate purposes, we may use a portion of the net proceeds from this offering to pay down debt. See “Use of Proceeds.”

The capitalization table above is based on the number of shares outstanding as of April 1, 2018, does not give effect to any exercise of the underwriter’s option to purchase additional shares, and excludes shares issuable under outstanding stock options or reserved for issuance under our equity plans as described on page S-11.

SELLING STOCKHOLDER

The common stock registered on behalf of the selling stockholder (the “selling stockholder”) in the registration statement of which this prospectus supplement is a part consists of 1,000,000 shares of common stock that were issued to T. Michael Ansley, the Chairman of our board of directors, on December 31, 2006, in connection with our founding. At the time of our founding, T. Michael Ansley contributed his interest in our predecessor entity to us in exchange for the shares.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, as of July 18, 2018, by the selling stockholder.  The information in the table below (but not the percentage) is based upon information provided to us by the selling stockholder.  The selling stockholder may sell all, some or none of their shares registered pursuant to the registration statement of which this prospectus is a part. Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

	Shares Beneficially Owned Before the Offering(1)		Number of Shares Offered	Shares Beneficially Owned After this Offering(1)
Name	Number	Percentage		Number	Percentage
T. Michael Ansley	11,053,557(2)	40.5%	1,000,000	10,053,557(3)	36.8%

(1) The ownership percentage is based on 27,264,381 shares of common stock outstanding as of July 18, 2018, plus the number of shares that the selling stockholder has the right to acquire within 60 days of July 18, 2018, and assumes the sale of no shares by us, but excludes shares of common stock underlying options held by any other person.

(2) This includes 3,014,557 shares owned directly by Mr. Ansley, 8,000,000 shares held jointly with his spouse through a family limited liability company, 9,000 indirectly owned as custodian for his children’s UGMA accounts (the beneficial ownership of which he disclaims) and options exercisable within 60 days of July 18, 2018 to purchase 30,000 shares at an exercise price of $2.50 per share.

(3) This assumes the sale of all of the shares offered by the selling stockholder.

UNDERWRITING

We and the selling stockholder are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Dougherty & Company LLC is acting as the sole bookrunning manager of this offering. The underwriter named below has agreed to buy from us and the selling stockholder, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its names below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Dougherty & Company LLC
Total

The underwriter has advised us and the selling stockholder that it proposes to offer the shares of common stock to the public at a price of $        per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $          per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about           , 2018, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase from us           additional shares of our common stock at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The table below summarizes the underwriting discounts that we and the selling stockholder will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option, as applicable. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us, the selling stockholder and the underwriter.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$	$	$—
Underwriting discount to be paid by selling stockholder

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $          . This includes $125,000 of the fees and expenses of the underwriter and the fees and expenses of the selling stockholder. These expenses are payable by us.

We and the selling stockholders also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, the selling stockholder and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Dougherty & Company LLC for a period of 120 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Dougherty & Company LLC.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we or the selling stockholder have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on The NASDAQ Capital Market. Passive market making consists of displaying bids on The NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement online and place orders online or through their financial advisors.

Affiliations

The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SAUC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Ltd.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter is not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. The underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Dykema Gossett PLLC will issue an opinion on the validity of the securities offered by this prospectus supplement and the accompanying prospectus.  Certain legal matters will be passed upon for the selling stockholder by Dykema Gossett PLLC. Certain legal matters relating to the offering will be passed upon for the underwriter by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated audited financial statements incorporated by reference from Diversified Restaurant Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (Commission File No. 333-225457):

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;
●

the information specifically incorporated by reference into the annual report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018, filed with the SEC on May 9, 2018;
●	our Current Reports on Form 8-K, filed with the SEC on: February 26, 2018, March 6, 2018, May 29, 2018 and June 28, 2018; and
●

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 4, 2009, including all amendments and reports filed for the purpose of updating such information.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or the accompanying prospectus or in documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus supplement.

Our website is www.diversifiedrestaurantholdings.com. Our website contains links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon written or oral request. The information available on or through our websites is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

Each person, including any beneficial owner to whom a prospectus is delivered, may receive a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling Diversified Restaurant Holdings, Inc., Attn: Phyllis Knight, at 27680 Franklin Road, Southfield, Michigan 48034, or by calling (833) 374-7282 or by contacting the SEC as described above. Our filings are also available on our website, www.diversifiedresturantholdings.com. Information contained in or linked to our website is not a part of this prospectus.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

 Debt Securities

Guarantees of Debt Securities

Units

Offered by Diversified Restaurant Holdings, Inc.

and

1,000,000 Shares of Common Stock Offered by Selling Stockholder

______________________________

We may offer and sell common stock, preferred stock, warrants, rights, debt securities, guarantees of debt securities and units from time to time in one or more offerings up to a total dollar amount of $100,000,000 on terms to be determined at the time of sale.  Also, the selling stockholder identified in this prospectus may, from time to time, offer and sell up to 1,000,000 shares of common stock.  See “Selling Stockholder.”  We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder.  We will provide the specific terms of these securities in supplements to this prospectus.  You should carefully read this prospectus and any supplement before you invest.

We and the selling stockholder may sell the securities directly or through one or more underwriters, dealers or agents.  See “Plan of Distribution.”  The names of any underwriters, dealers or agents will be included in a supplement to this prospectus, along with any applicable fee, commission or discount arrangement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SAUC.” On June 22, 2018, the last reported sales price of our common stock on the NASDAQ Capital Market was $1.23 per share. As of June 22, 2018, the aggregate market value of our common shares held by non-affiliates was approximately $16,877,686 based on a per share price of $1.23, the price at which our common shares were last sold on June 22, 2018. We have not offered and sold any securities in a primary offering pursuant to Instruction I.B.6 of the General Instructions to Form S-3 during the period of 12 calendar months immediately prior to and including the date of this prospectus.

Investing in our securities involves risks. For a discussion of certain risks that should be carefully considered by prospective investors, see “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and/or sell common stock, preferred stock, warrants and rights to purchase common stock, preferred stock, debt securities, guarantees of debt securities and other securities that may be offered under this prospectus, and units of any of the foregoing, separately or together, and such indeterminable number of shares of common stock, shares of preferred stock, warrants, rights, debt securities or guarantees of debt securities as may be issued upon conversion of, exchange for, exercise of, or pursuant to the provisions (including anti-dilution provisions) of any such securities, in one or more offerings, up to a total dollar amount of $100,000,000.  Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the number of securities to be sold and the price.  The prospectus supplement may also add to, update or change information in this prospectus.  You should read carefully this prospectus, any prospectus supplement, and the additional information described below before making an investment in our shares.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  We and the selling stockholder have not authorized anyone to provide you with any different information.  This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of such document or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

As used in this prospectus, the terms “DRH,” “we,” “our,” “ours” and “us” refer to Diversified Restaurant Holdings, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means we can disclose important information to you by referring you to those documents. The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:

●	our Annual Report on Form 10-K for the year ended December 31, 2017;
●	our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018;
●	our Current Reports on Form 8-K, filed with the SEC on: February 26, 2018, March 6, 2018, March 9, 2018, May 8, 2018, May 29, 2018, and June 28, 2018;
●	our Proxy Statement filed with the SEC on April 13, 2018, to the extent the information therein is filed and not furnished; and
●	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in the first bullet point above.

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the respective dates of filing such reports and documents (other than any portions of any such documents that are deemed furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items).

Statements contained in documents that we subsequently file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus (including information in previously filed documents that were incorporated by reference into this prospectus) to the extent the new information differs from or is inconsistent with the old information.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the document that was filed later.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

Each person, including any beneficial owner to whom a prospectus is delivered, may receive a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling Diversified Restaurant Holdings, Inc., Attn: Phyllis Knight, at 27680 Franklin Road, Southfield, Michigan 48034, or by calling (248) 223-9160 or by contacting the SEC as described above. Our filings are also available on our website, www.diversifiedresturantholdings.com. Information contained in or linked to our website is not a part of this prospectus.

OUR COMPANY

DRH is a restaurant company operating a single concept, Buffalo Wild Wings® Grill & Bar (“BWW”). As the largest franchisee of BWW, we provide a unique guest experience in a casual and inviting environment. We were incorporated in 2006 and are headquartered in the Detroit metropolitan area. As of December 31, 2017, we had 65 restaurants in Florida, Illinois, Indiana, Michigan and Missouri.

In 2008, DRH became publicly-owned by completing a self-underwritten initial public offering for $735,000 and 140,000 shares. We subsequently completed an underwritten, follow-on offering on April 23, 2013 of 6.9 million shares with net proceeds of $31.9 million.

DRH and its wholly-owned subsidiaries (collectively, the “Company”), AMC Group, Inc. (“AMC”), AMC Wings, Inc. ("WINGS”), and AMC Real Estate, Inc. (“REAL ESTATE”) own and operate BWW restaurants. Our BWW restaurants are located in Michigan, Florida, Missouri, Illinois, and Indiana and include the nation’s largest BWW, based on square footage, in downtown Detroit, Michigan.

DRH is continually recognized as a leading franchisee in the BWW system. In 2014 our Chief Operating Officer received the Founders' Award, and in both 2014 and 2015 we were recognized as Franchisee of the Year. In 2015, three of our restaurants were awarded for sales performance and, in 2016, four of the Company's restaurants were recognized as Blazin' 25 restaurants, which rewards the top performing 25 franchise restaurants in the system. Also in 2016, our Chief Operating Officer was awarded the Franchise Advisory Council Excellence Award.

The following organizational chart outlines the current corporate structure of DRH. A brief textual description of the entities follows the organizational chart. DRH is incorporated in Nevada.

AMC was formed on March 28, 2007, and serves as our operational and administrative center. AMC renders management, operational support, and advertising services to WINGS, REAL ESTATE and their subsidiaries. Services rendered by AMC include marketing, restaurant operations, restaurant management consultation, hiring and training of management and staff, and other management services reasonably required in the ordinary course of restaurant operations.

WINGS was formed on March 12, 2007, and serves as a holding company for our restaurants. We are economically dependent on retaining our franchise rights with BWLD. The franchise agreements have specific initial term expiration dates ranging from December 2020 through June 2037, depending on the date each was executed and the duration of its initial term. The franchise agreements are renewable at the option of the franchisor and are generally renewable if the franchisee has complied with the franchise agreement. When factoring in any applicable renewals, the franchise agreements have specific expiration dates ranging from December 2025 through June 2052. We believe we are in compliance with the terms of these agreements.

REAL ESTATE was formed on March 18, 2013, and serves as the holding company for any real estate properties owned by DRH. Currently, DRH does not own any real estate after completing a sale leaseback transaction. Refer to Note 3 of the Consolidated Financial Statements for additional information on the sale leaseback transaction.

Our headquarters are located at 27680 Franklin Road, Southfield, Michigan 48034. Our telephone number is (248) 223-9160. We can also be found on the Internet at www.diversifiedrestaurantholdings.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, which covers the year that ended December 31, 2017 and which was filed with the SEC on March 9, 2018, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information included in the applicable prospectus supplement.  The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On June 22, 2018, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that, for the prior 30 consecutive business days (through June 21, 2018), the market value of the Company’s listed securities (“ MVLS ”) had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The notification letter stated that the Company would be afforded 180 calendar days (until December 19, 2018) to regain compliance. In order to regain compliance, the Company’s MVLS must remain at $35 million or more for a minimum of ten consecutive business days. The notification letter also states that in the event the Company does not regain compliance within the 180 day period, the Company’s securities may be subject to delisting and that, at that time, the Company may appeal the delisting determination to a Hearings Panel.  The Company intends to consider all available options to regain compliance with the Nasdaq listing standards.

Information REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, contained or incorporated by reference into this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues and earnings, projected expenses, prospects and plans and objectives of management are forward-looking statements.  The words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate,” and similar expressions and references to future periods, as they relate to us, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We are not able to predict all factors that may affect future results. We cannot assure you that any of our expectations will be realized.  There are a number of important factors that may cause actual results to differ materially from those contemplated by such forward-looking statements.  These important factors include, without limitation: the factors described under the heading “Risk Factors” of this prospectus, the factors we identify in the documents we incorporate by reference in this prospectus and any prospectus supplement, and:

●	the success of our existing and new restaurants;
●	our ability to identify appropriate sites and to finance the development and expansion of our operations;
●	changes in economic conditions;
●	damage to our reputation or lack of acceptance of our brand in existing or new markets;
●	economic and other trends and developments, including adverse weather conditions, in the local or regional areas in which our restaurants are located;
●	the impact of negative economic factors, including the availability of credit, on our landlords and surrounding tenants;
●	changes in food availability and costs;
●	labor shortages and increases in our compensation costs, including, as a result, changes in government regulation;
●	increased competition in the restaurant industry and the segments in which we compete;
●	the impact of legislation and regulations regarding nutritional information, new information or attitudes regarding diet and health, or adverse opinions
●	about the health of consuming our menu offerings;
●	the impact of federal, state, and local beer, liquor, and food service regulations;
●	the success of our and our franchisor's marketing programs;
●	the impact of new restaurant openings, including the effect on our existing restaurants of opening new restaurants in the same markets;
●	the loss of key members of our management team;
●	inability or failure to effectively manage our growth, including without limitation, our need for liquidity and human capital;
●	the impact of litigation;

●	the adequacy of our insurance coverage and fluctuating insurance requirements and costs;
●	the impact of our indebtedness on our ability to invest in the ongoing needs of our business;
●	our ability to obtain debt or other financing on favorable terms, or at all;
●	the impact of a potential asset impairment charge in the future;
●	the impact of any security breaches of confidential guest information in connection with our electronic processing of credit/debit card transactions;
●	our ability to protect our intellectual property;
●	the impact of any failure of our information technology system or any breach of our network security;
●	the impact of any materially adverse changes in our federal, state, and local taxes;
●	the impact of any food-borne illness outbreak;
●	our ability to maintain our relationship with our franchisor on economically favorable terms;
●	the impact of future sales of our common stock in the public market, the exercise of stock options, and any additional capital raised by us through the
●	sale of our common stock;
●	the effect of changes in accounting principles applicable to us; and
●	the impact on the Company's future results as a result of its guarantees of certain leases of Bagger Dave's Burger Tavern, Inc.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

SELLING STOCKHOLDER

The common stock registered on behalf of the selling stockholder (the “selling stockholder”) in the registration statement of which this prospectus is a part consists of 1,000,000 shares of common stock that were issued to T. Michael Ansley, our President, Chief Executive Officer and Chairman of the Board of Directors, on December 31, 2006, in connection with our founding.  At the time of our founding, T. Michael Ansley contributed his interest in our predecessor entity to the Company in exchange for the shares.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, as of May 8, 2018, by the selling stockholder.  The information in the table below is based upon information provided to us by the selling stockholder.  The selling stockholder may sell all, some or none of their shares registered pursuant to the registration statement of which this prospectus is a part. See “Plan of Distribution.” Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

				Ownership After Offering(1)
Name	Number of Shares Beneficially Owned		Number of Shares that May Be Sold	Number Shares	Percent
T. Michael Ansley	11,053,557	(2)	1,000,000	10,053,557	37.3%

________________________

(1)

The ownership percentage is based on 26,922,389 shares of common stock outstanding as of May 8, 2018 plus the number of shares that the selling stockholder has the right to acquire within 60 days of June 5, 2018, and assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus and the sale of no shares by us.

(2)

This includes 3,014,557 shares owned directly by Mr. Ansley, 8,000,000 shares held jointly with his spouse through a family limited liability company, 9,000 indirectly owned as custodian for his children’s UGMA accounts (the beneficial ownership of which he disclaims) and options exercisable within 60 days of June 5, 2018 to purchase 30,000 shares at an exercise price of $2.50 per share.

SUBSIDIARY GUARANTORS

All of our subsidiaries (which we refer to as the “subsidiary guarantors” in this prospectus) fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantors will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include working capital and acquisitions.

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock, our Articles and Bylaws and certain applicable provisions of Nevada law. Copies of our Articles and Bylaws are exhibits to the registration statement of which this prospectus is a part.

General

We are authorized to issue 110,000,000 shares of capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock.

Common Stock

General. We have 100,000,000 authorized shares of common stock, par value $0.0001 per share, 26,922,389 of which are issued and outstanding as of May 8, 2018. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

Voting Rights. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board is elected annually at each annual meeting of the stockholders.

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and debt reduction, and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of DRH, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity after satisfaction of all liabilities.

Preferred Stock

Our Board is authorized under our Articles to provide for the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share, by resolution or resolutions for the issuance of such stock and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. No preferred shares are issued or outstanding as of the date of this prospectus. The authority of the Board with respect to the preferred stock shall include, but not be limited to, setting or changing the following:

1. the annual dividend rate, if any, on shares of preferred stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of preferred stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of DRH to redeem shares of preferred stock pursuant to a sinking fund;

4. whether shares of preferred stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of preferred stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6. the rights of the shares of preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of DRH; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Public Market for our Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol “SAUC.”

Stockholders of our Common Shares

As of May 8, 2018, we had 390 holders of record of our 26,922,389 shares of common stock outstanding, excluding stockholders whose stock is held either in nominee name and/or street name brokerage accounts.

Anti-takeover Provisions

Our Bylaws provide that we are not subject to Nevada Revised Statutes Sections 78.378 to 78.3793, which generally place certain limitations on acquisitions by or combinations with controlling stockholders.

Articles of Incorporation and Amended and Restated Bylaws Provisions

Provisions of our Articles and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles and Bylaws:

●	provide that the authorized number of directors may be changed only by resolution of the Board;

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

●

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●

authorize the Board, acting by majority vote, to amend portions of the Bylaws adopted by the stockholders, except to the extent the stockholders have specified portions of the Bylaws that cannot be amended by the Board;

●

provide that special meetings of our stockholders may be called only by the chairman of the Board, our CEO, the Board pursuant to a resolution adopted by a majority of the total number of authorized directors or holders of shares entitled to cast not less than 25.0% of the votes at the meeting; and

●	authorize our Board to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock and to determine the preferences, rights, and powers of such shares.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Ltd., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities and may attach warrants to any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

The relevant prospectus supplement will describe the terms of any warrants offered.  Those terms may include:

●	the aggregate number of the warrants offered and the offering price;

●	the securities or other rights for which the warrants are exercisable;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise;

●	the events or conditions under which the amount or price of securities may be subject to adjustment;

●	the designation and terms of securities with which the warrants are issued and the number of warrants issued with each such security;

●	the date, if any, on and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

●	the redemption or call provisions, if any, applicable to the warrants;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

●	the identity of the warrant agent, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or other securities registered in this offering. We may issue these rights independently or together with any other offered security.  The specific terms of any rights will be described in a rights certificate and may also be subject to a rights agreement.  You should refer to the provisions of the rights certificate and any rights agreement that is filed with the SEC in connection with an offering of the rights for the complete terms.

The applicable prospectus supplement will describe the specific terms of any rights offering.  These terms may include:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the exercise price for the rights;

●	the number of rights issued;

●	the extent to which the rights are transferable;

●	a discussion of the material U.S. federal or income tax considerations applicable to the issuance or exercise of the rights;

●	the record date to determine who is entitled to the rights and the distribution date;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible or exchangeable. We will issue the debt securities under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The payment obligations of the issuer under any series of debt securities may be guaranteed by our subsidiaries. If a series of debt securities is so guaranteed, the guarantors will execute the applicable indenture, a supplemental indenture or a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee. The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. You should carefully review the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus for additional information. In this description of the debt securities, the words “we,” “us” or “our” refer only Diversified Restaurant Holdings, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

General

The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be senior or subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon us may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or we can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the applicable indenture;

•

provisions relating to the modification of the indentures both with and without the consent of holders of debt securities issued under the indentures and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act of 1939 (the “TIA”), but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the applicable indenture and in applicable the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of Nevada.

DESCRIPTION OF UNITS

We may issue units to purchase one or more of the securities referenced herein.  The prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell securities directly to purchasers or indirectly through underwriters, broker-dealers or agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales may be effected from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

●

block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	direct sales to purchasers;
●	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
●	an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
●	an over-the-counter distribution;
●	ordinary brokerage transactions and transactions in which the broker solicits purchases;
●	privately negotiated transactions;
●	bidding or auction process;
●	closing out of short sales;
●	satisfying delivery obligations relating to the writing of options on the securities, whether or not the options are listed on an options exchange;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	any combination of any of these methods; or
●	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

We and/or the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the offered shares and deliver these shares to close out short positions or loan or pledge the underlying shares to broker-dealers that in turn may sell these shares.

The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.  The selling stockholder also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, brokers, dealers or agents, the name or names of any managing underwriter or underwriters, the purchase price of the securities and the net proceeds to us and/or the selling stockholder, as applicable, from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any commissions paid to agents and any securities exchange or market on which the securities may be listed.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation in the form of discounts, concessions, or commissions from us, the selling stockholder or the purchasers. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any person who may be deemed to be an underwriter will be identified, and the compensation received from us or the selling stockholder will be described, in the prospectus supplement.  In no event will the aggregate value of compensation received or to be received by Financial Industry Regulatory Authority (“FINRA”) members or independent broker-dealers exceed 8% for the sale of securities registered hereunder.  If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The selling stockholder and any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

 During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

We and the selling stockholder may sell securities directly to one or more purchasers without using underwriters or agents.  We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval.  The obligations of any purchaser under any such contract will be subject to the conditions that:

●	the purchase of the securities may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject; and

●	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

Underwriters and agents may be entitled to indemnification by us or the selling stockholder against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

There can be no assurance that we or the selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

Each selling stockholder has represented to us that at the time of receipt of its shares and at the time of filing the registration statement with the SEC, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

The selling stockholder will pay all underwriting discounts and selling commissions, if any, associated with the sale of its shares.  We and the selling stockholder have agreed to bear all expenses incurred pursuant to this registration statement (excluding attorneys’ fees and disbursements) on a pro rata basis based on the number of shares offered by each party in the registration.  We and the selling stockholder are each responsible for our own attorneys’ fees and disbursements.  We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some specified liabilities, including some that may arise under the Securities Act.

LEGAL MATTERS

Dykema Gossett PLLC will issue an opinion on the validity of the securities offered by this prospectus.  If the securities are distributed in an underwritten offering, certain legal matters may be opined upon by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2017 and December 25, 2016 incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

                    Shares

Common Stock

Prospectus Supplement

Dougherty & Company

The date of this prospectus supplement is           , 2018.